UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

June 11, 2014

Date of Report (date of earliest event reported)

PCTEL, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-27115	77-0364943
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

471 Brighton Drive

Bloomingdale, Illinois 60108

(Address of Principal Executive Offices, including Zip Code)

(630) 372-6800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 11, 2014 PCTEL, Inc. (PCTEL) held its Annual Meeting of Shareholders at which a quorum was present. The table below sets forth the number of votes cast for and against, as well as the number of abstentions and broker non-votes, for each matter voted at that meeting, as certified by the independent inspector of elections.

		FOR	AGAINST	ABSTAIN/ WITHHELD	BROKER NON-VOTES
1.	Election of Directors
	Steven D. Levy	14,175,019	*	445,366	1,957,146
	Giacomo Marini	14,379,077	*	241,308	1,957,146
	Martin H. Singer	14,375,907	*	244,478	1,957,146

2.	Advisory vote to approve the Company’s named executive officer compensation	14,565,202	47,451	7,732	1,957,146

3.	Approval of the amendment and restatement of the Employee Stock Purchase Plan	14,551,094	47,301	21,990	1,957,146

4.	Ratification of Grant Thornton LLP as Independent registered Public Accounting Firm	16,430,153	143,506	3,872	*

*	Not applicable

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 16, 2014

PCTEL, INC.

By:	/s/ John W. Schoen
John W. Schoen, Chief Financial Officer